TODD SHIPYARDS CORPORATION ANNOUNCES U.S. NAVY AWARD OF CONTRACT TO EFFECT REPAIRS ON NAVAL SHIPYARD DRYDOCK CAISSON

VIA FACSIMILE	CONTACT: HILARY PICKEREL
Total Pages - 1	SHAREHOLDER RELATIONS
206-623-1635 Ext. 106

SEATTLE, WASHINGTON...July 5, 2006...Todd Shipyards Corporation (NYSE:TOD) announced today that the U.S. Navy has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"), a delivery order under its Multiple Award Contract in the amount of $5,180,291 for the in-drydock repairs and preservation of Caisson #4 at Drydock #2 at Puget Sound Naval Shipyard in Bremerton, Washington. Work will be accomplished by the Todd Pacific workforce and selected subcontractors commencing in August 2006 with completion scheduled for November 2006. The work includes interior and exterior preservation, structural repairs and miscellaneous maintenance items including ballast valve repairs.

Todd Pacific performs a substantial amount of repair and maintenance work on commercial and federal government vessels engaged in various seagoing trade activities in the Pacific Northwest and provides new construction and industrial fabrication services for a wide variety of customers. Its customers include the U.S. Navy, the U.S. Coast Guard, NOAA, the Washington State Ferry system, the Alaska Marine Highway System, and various other commercial and governmental customers. Todd Shipyards Corporation has operated a shipyard in Seattle since 1916.